UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2015

GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

 Commission File Number: 001-34753

Delaware	27-2053069
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
5964 La Place Court
Carlsbad, California
(Address of principal executive offices, including zip code)
760-448-4300
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2015 Bonus Plan

On February 19, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of GenMark Diagnostics, Inc. (the “Company”) adopted the GenMark Diagnostics, Inc. 2015 Bonus Plan (the “2015 Plan”), which provides for the payment to eligible employees, including the Company’s named executive officers (“NEOs”), of cash incentive compensation for the 2015 calendar year performance period. Consistent with past practice, the Compensation Committee established a target bonus for Hany Massarany, the Company’s President and Chief Executive Officer, under the 2015 Plan equal to100% of his annual base salary, and established a target bonus for each of the Company’s other NEOs equal to 50% of their respective 2015 base salaries. Bonuses payable under the 2015 Plan are based on certain financial, commercial, and product development goals as approved by the Compensation Committee. Based on actual performance, a participant in the 2015 Plan may receive between 0% and 150% of his or her target bonus amount under the 2015 Plan. The foregoing description of the 2015 Plan is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2015 Plan, a copy of which is filed hereto as Exhibit 99.1.

Grant of Market Stock Units

On February 19, 2015, the Compensation Committee approved the following grants of market stock units (“MSUs”) under the Company’s 2010 Equity Incentive Plan, as amended, to the Company’s President and Chief Executive Officer, Chief Financial Officer, and each of the Company’s other NEOs:

Individual	MSUs (#)
Hany Massarany	48,050
Scott Mendel	9,785
Ingo Chakravarty	16,680
Jennifer Williams	13,900
Michael Gleeson	16,680

The foregoing MSUs vest in three equal installments, on each of December 31, 2015, December 31, 2016, and December 31, 2017. Each MSU represents the contingent right to receive, following vesting, between 0% and 200% of one share of the Company’s common stock, subject to the level of achievement of the associated performance goals. The resulting number of shares acquired upon vesting of the MSUs, if any, is based on the Company’s total shareholder return (“Total Shareholder Return”) for each performance period as compared to the Nasdaq Composite Index (the “Index”). One hundred percent of the applicable portion of the target award for each performance period will be earned if Total Shareholder Return equals the Index over the same period. The applicable portion of the target award will be reduced by two percentage points for each percent by which the Index exceeds Total Shareholder Return but with the applicable portion of the target reduced to 0% if the Index exceeds Total Shareholder Return by 50% or more. The applicable portion of the target award will be increased by two percentage points for each percent by which Total Shareholder Return exceeds the Index, up to maximum of 200% of the target if Total Shareholder Return exceeds the Index by 50% or more. At the end of the second and third annual performance periods, each recipient is eligible to receive any shares that were not earned in the first and second annual performance periods to the extent that the Company’s two-year or three-year Total Shareholder Return, as applicable, exceeds the prior performance results as compared to the Index. Any portion of the MSUs that do not vest due to performance below the minimum required level for vesting will be forfeited.

Item 9.01.	Financial Statements and Exhibits.

(i)	The following exhibit is filed with this Current Report:

Exhibit Number	Description
99.1	The GenMark Diagnostics, Inc. 2015 Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: February 25, 2015	/s/ Eric Stier
Eric Stier
Senior Vice President, General Counsel and Secretary

EXHIBITS

Exhibit Number	Description

99.1	The GenMark Diagnostics, Inc. 2015 Bonus Plan